UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 31, 2006
PAR PHARMACEUTICAL COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 802-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 below is incorporated by reference in this Item.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 below is incorporated by reference in this Item.

Item 8.01	Other Events.
                    As of March 31, 2006, Par Pharmaceutical Companies, Inc. (the “Company”) and American Stock Transfer & Trust Company, as trustee (the “Trustee”), entered into a First Supplemental Indenture in respect of the Company’s $200,000,000 aggregate principal amount outstanding 2.875% Senior Subordinated Convertible Notes Due 2010 (the “Securities”). The First Supplemental Indenture amends the Indenture, dated September 30, 2003, between the Company and the Trustee (the “Indenture”), which sets forth the terms of the Securities. The First Supplemental Indenture, which became effective as of March 31, 2006, is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.
                    The Securities are convertible by the Holders into shares of the Company’s common stock, on a contingent basis, only under the circumstances described in the Indenture. Under the terms of the First Supplemental Indenture, the Company has agreed to satisfy 100% of the conversion obligation with respect to the original principal amount of any Securities converted in cash only. The Company previously had the right to satisfy such obligation in cash or shares of its common stock or a combination of cash and common stock. The Company has retained the right, however, to elect to satisfy any and all conversion obligations in excess of the original principal amount of Securities in cash or shares of its common stock or a combination of cash and common stock.
                    On September 30, 2005, the Financial Accounting Standards Board (“FASB”) issued, for public comment, its revised Exposure Draft of a proposed amendment of FASB Statement No. 128, “Earnings per Share” (“FAS 128R”). The comment period for FAS 128R expired on November 30, 2005, and it is expected to be adopted in 2006. FAS 128R requires that the dilutive effect of contingently convertible debt instruments, such as the Securities, be reflected in the Company’s calculation of diluted earnings per share for financial reporting periods ending after June 15, 2006. Previous accounting rules provided for the exclusion of the effect of contingently convertible instruments in such calculations until the contingency had been satisfied. As a result of the changes effected by the First Supplemental Indenture, the Company will not be required to include in computations of its diluted earnings per share that portion of the shares potentially issuable upon conversion of the Securities attributable to the principal amount of the Securities subject to such conversion. With respect to the Securities, the Company will continue to follow the “treasury stock” method of accounting for earnings per share, which requires a company to show dilution of earnings per share only if the average market price of its common stock exceeds the conversion price of the Securities during the applicable time period.

Item 9.01.	Financial Statements and Exhibits.
               (a) Not applicable.
               (b) Not applicable.
               (c) Exhibits. The following exhibit is being furnished herewith:
4.1	First Supplemental Indenture, dated as of March 31, 2006, between Par Pharmaceutical Companies, Inc. and American Stock Transfer & Trust Company, as trustee.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated as of: March 31, 2006

PAR PHARMACEUTICAL COMPANIES, INC.
(Registrant)

/s/ Scott Tarriff Scott Tarriff
President and Chief Executive Officer

Exhibit Index
4.1	First Supplemental Indenture, dated as of March 31, 2006, between Par Pharmaceutical Companies, Inc. and American Stock Transfer & Trust Company, as trustee.